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RESOLVED, that the Company's Directors' Fee Stock Plan established April 1, 1998 be amended by adding the following paragraph 11:

                           11. Share Issuance Limitation. In no event shall
                  Shares issued in any one year under the Plan be more than five percent (5%) of the outstanding common stock of the Company at the time of issuance. In no event shall Shares issued in any five-year period under the Plan be more than ten percent (10%) of the outstanding common stock of the Company at the time of issuance.